EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 15, 2006 in the Amendment No. 1 to the Registration Statement (File No. 333-137266) and related Prospectus of Claymore Securities Defined Portfolios, Series 329.


                                                          /s/ Grant Thornton LLP

                                                          GRANT THORNTON LLP


Chicago, Illinois
September 15, 2006